Exhibit 99.1

NEWS RELEASE
FOR INFORMATION CONTACT:

Glimcher Realty Trust
150 East Gay Street
Columbus, Ohio 43215
www.glimcher.com

Mark E. Yale                    Carolee J. Oertel
Sr. V.P.,CFO                    Mgr., Investor Relations
(614) 887-5610                  (614) 887-5613
myale@glimcher.com              coertel@glimcher.com

FOR IMMEDIATE RELEASE
Wednesday, September 28, 2005


                           GLIMCHER TO DIVEST MAJORITY
                         OF REMAINING COMMUNITY CENTERS

                              Updates 2005 Guidance

COLUMBUS, OH - September 28, 2005 - Glimcher Realty Trust, (NYSE: GRT), today announced formal plans to sell the majority of its remaining community center assets. In addition to three centers currently under contract, the Company has or will enter into exclusive listing agreements with real estate brokers to market and sell an additional nine community centers. The Company expects proceeds of approximately $32 million from the sale of the properties currently listed or under contract to be sold.

The Company will retain ownership of four of its community center assets, Morgantown Commons located in Morgantown, West Virginia, Polaris Towne Center located in Columbus, Ohio, Ohio River Plaza located in Gallipolis, Ohio and Knox Village Square located in Mount Vernon, Ohio. Two of the centers are adjacent to Company owned enclosed regional malls.

"With these expected sales, I am pleased that we have now reached the completion of our community center disposition program," stated Michael P. Glimcher, President and CEO. "These sales affirm our strategic focus on anchored retail centers and on upgrading the overall quality of our portfolio. We anticipate proceeds from the sale of these remaining community centers will ultimately be redeployed into our higher yielding redevelopment program."

As a result of the Company's disposition program, Glimcher also announced today that it expects to recognize a non-cash impairment charge of approximately $15 million during the third quarter of 2005. If the asset sales are not completed at estimated pricing levels, future adjustments to the impairment charge could be required.

"We are encouraged by the overall execution of our disposition program," stated Mark E. Yale, Sr. VP and CFO. "Upon completion of the program, we will have generated over $145 million from the sale of community centers since 2004 at an anticipated net gain of $8 million."

Outlook

Primarily as a result of the anticipated non-cash impairment charge of approximately $15 million, the Company now estimates 2005 earnings per share to be in the range of $0.17 to $0.23 and FFO per share to be in the range of $1.96 to $2.02.

In addition to the non-cash impairment charge noted above, the updated guidance for 2005 anticipates approximately $3 million of lease termination income during the third quarter and approximately $20 million of proceeds from community center dispositions during the fourth quarter of this year. All other significant assumptions from the previous guidance remain the same.

                                                           Glimcher Realty Trust

A reconciliation of the range of estimated FFO per share to estimated earnings per share for 2005 follows:

                                                      Low End        High End
                                                      -------        --------
   Expected Earnings per share                       $  0.17         $  0.23
   Add: Real estate depreciation and amortization       1.84            1.84
   Less: Gain on sales of properties                   (0.05)          (0.05)
                                                     -------         -------
   Expected FFO per share                            $  1.96         $  2.02
                                                     =======         =======

For the third quarter of 2005, the Company estimates earnings (loss) per share to be in the range of $(0.17) to $(0.14) and FFO per share to be in the range of $0.22 to $0.25. A reconciliation of the range of estimated FFO per share to estimated earnings per share for the third quarter of 2005 follows:

                                                      Low End        High End
                                                      -------        --------
   Expected Earnings (loss) per share                 $ (0.17)      $  (0.14)
   Add: Real estate depreciation and amortization        0.44           0.44
   Less: Gain on sales of properties                    (0.05)         (0.05)
                                                      -------        -------
   Expected FFO per share                             $  0.22        $  0.25
                                                      =======        =======

Funds From Operations and Net Operating Income

This press release contains certain non-Generally Accepted Accounting Principles
(GAAP) financial measures and other terms. The Company's definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to above should not be considered as alternatives to net income or other GAAP measures as indicators of our performance.

Funds From Operations is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust ("REIT"). The Company uses FFO in addition to net income to report operating results. FFO is an industry standard for evaluating operating performance defined as net income (computed in accordance with GAAP) excluding gains or losses from sales of depreciable property, plus real estate depreciation and amortization after adjustments for unconsolidated partnerships and joint ventures. FFO does include impairment losses for properties held for use and held for sale. Reconciliations of non-GAAP financial measures to earnings used in this press release are included in the above Outlook section of the press release.

About the Company

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of enclosed regional and super-regional malls.

Glimcher Realty Trust's common shares are listed on the New York Stock Exchange under the symbol "GRT." Glimcher Realty Trust's Series F and Series G preferred shares are listed on the New York Stock Exchange under the symbols "GRT.F" and "GRT.G," respectively. Glimcher Realty Trust is a component of the Russell 2000 Index, representing small cap stocks, and the Russell 3000 Index, representing the broader market.

Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of the Company to make additional investments in regional mall properties and redevelopment of properties, the failure to sell properties as anticipated, the failure to fully recover tenant obligations for CAM, taxes and other property expenses, the failure to achieve FFO for 2005 set forth in this press release, the failure to sell additional community centers, the failure to achieve estimated sales prices and proceeds from the sale of additional community centers, increases in impairment charges, as well as other risks listed from time to time in the Company's reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Company

                       Visit Glimcher at: www.glimcher.com